                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement.

[ ] Confidential, for use of the Commission only (as permitted by Rule
      14a-6(e)(2)).

[X] Definitive proxy statement.

[ ] Definitive additional materials.

[ ] Soliciting materials pursuant to Rule 14a-11(c) or Rule 14a-12.

                               MBT FINANCIAL CORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

      (1)   Title of each class of security to which transaction applies:
            ____________________________________________________________________

      (2)   Aggregate number of securities to which transaction applies:
            ____________________________________________________________________

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
            ____________________________________________________________________

      (4)   Proposed maximum aggregate value of transaction:
            ____________________________________________________________________

      (5)   Total fee paid:
            ____________________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:
            ____________________________________________________________________

      (2)   Form, Schedule or Registration Statement No.:
            ____________________________________________________________________

      (3)   Filing Party:
            ____________________________________________________________________

      (4)   Date Filed:
            ____________________________________________________________________

                              [MBT FINANCIAL LOGO]

                              MBT FINANCIAL CORP.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 5, 2005

TO THE SHAREHOLDERS OF MBT FINANCIAL CORP.:

            The Annual Meeting of Shareholders of MBT Financial Corp. will be held in the MEYER THEATER AT THE LA-Z-BOY CENTER AT THE MONROE COUNTY COMMUNITY COLLEGE, 1555 SOUTH RAISINVILLE ROAD, MONROE, MICHIGAN 48161* on Thursday, May 5, 2005, at 10:00 a.m. (local time), for the following purposes:

1.    ELECTION OF DIRECTORS - To elect nine directors of MBT Financial Corp.;

2. To transact such other business as may properly come before the meeting or any adjournment of it.

      Only shareholders of record at the close of business on March 15, 2005 are entitled to notice of and to vote at the Annual Meeting or any adjournment of it.

                                           By order of the Board of Directors,

                                           /s/ H. Douglas Chaffin
                                           ---------------------------------
                                           H. Douglas Chaffin, President and
                                           Chief Executive Officer

      YOUR VOTE IS IMPORTANT. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

* PLEASE NOTE THE NEW LOCATION.

                               MBT FINANCIAL CORP.
                              102 EAST FRONT STREET
                             MONROE, MICHIGAN 48161

                      PROXY STATEMENT FOR ANNUAL MEETING OF
                       SHAREHOLDERS TO BE HELD MAY 5, 2005

                                  INTRODUCTION

      This Proxy Statement is being furnished to shareholders of MBT Financial Corp. ("MBT" or the "Corporation") in connection with the solicitation of proxies by the Board of Directors of the Corporation to be used at the Annual Meeting of Shareholders, and any adjournment of the meeting, to be held at the time and place set forth in the accompanying notice ("Annual Meeting"). It is anticipated that the mailing of this Proxy Statement and the enclosed proxy card will commence on or about April 1, 2005.

      At the Annual Meeting, shareholders of the Corporation will be asked to elect nine directors.

VOTING AND REVOCATION OF PROXIES

      If the enclosed form of proxy is properly executed and returned to the Corporation in time to be voted at the Annual Meeting, the shares represented by your proxy will be voted in accordance with your instructions marked on the proxy. Where properly executed proxies are returned but no such instructions are given, the shares will be voted "For" the election to the Board of Directors of the persons nominated by the Board of Directors of the Corporation.

      The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. However, shareholders may revoke a proxy at any time prior to its exercise by filing with the Secretary of the Corporation a written notice of revocation, by delivering to the Corporation a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Written notices of revoked proxies may be directed to Herbert J. Lock, Secretary, MBT Financial Corp., 102 East Front Street, Monroe, Michigan 48161.

SOLICITATION OF PROXIES

      The cost of soliciting proxies in the form enclosed herewith will be borne by the Corporation. In addition to the solicitation of proxies by mail, the Corporation, through its directors, officers and regular employees, may also solicit proxies personally or by telephone or telecopy without additional compensation. The Corporation will also request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

                               MEETING INFORMATION

DATE, PLACE AND TIME

      The Annual Meeting of Shareholders of the Corporation will be held on Thursday, May 5, 2005, at 10:00 a.m., local time, in the Meyer Theater at the La-Z-Boy Center at Monroe County Community College, 1555 South Raisinville Road, Monroe, Michigan. PLEASE NOTE THAT THIS IS A CHANGE IN LOCATION FROM LAST YEAR.

RECORD DATE; VOTING RIGHTS

      Each common share entitles its record owner to one vote on all matters at the Annual Meeting.

      The close of business on March 15, 2005 (the "Record Date") has been fixed as the record date for the determination of shareholders entitled to vote at the Annual Meeting. There were 1,297 record holders of the Corporation's common shares and 17,489,184 of the Corporation's common shares outstanding as of the Record Date.

      The presence in person or by proxy of a majority of the outstanding shares of the Corporation entitled to vote at the meeting will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum.

      The nine nominees for director who receive the largest number of votes cast "For" will be elected as directors. Shares represented at the Annual Meeting in person or by proxy but withheld or otherwise not cast for the election of directors will have no impact on the outcome of the election of directors.

                           OWNERSHIP OF VOTING SHARES

      The following table sets forth the beneficial ownership of the Corporation's common shares by each of the Corporation's directors and nominees for election as a director and the Corporation's named executive officers, and the directors, nominees and executive officers as a group, as of March 15, 2005.

                                                   COMMON SHARES
       NAME OF BENEFICIAL OWNER                      OWNED (1)           PERCENT OF CLASS
---------------------------------------            -------------         ----------------
Peter H. Carlton                                    40,776                     *
H. Douglas Chaffin                                  29,121 (2)                 *
Joseph S. Daly                                       2,779 (3)                 *
Thomas M. Huner                                     26,407 (4)                 *
Ronald D. LaBeau **                                 51,688                     *
Donald M. Lieto                                     30,673 (5)                 *
Rocque E. Lipford                                   62,402 (6)                 *
William D. McIntyre, Jr.                            56,099 (7)                 *
Michael J. Miller                                   28,861 (8)                 *
James E. Morr                                       83,294 (9)                 *
Thomas G. Myers                                     12,500 (10)                *
Richard A. Sieb                                     71,763 (11)                *
John L. Skibski                                     13,354 (12)                *
Philip P. Swy                                        8,524 (13)                *
Karen M. Wilson                                          0                     *

All Directors, Nominees and Executive
Officers as a Group
(16 in group)                                      553,420                             3.2%

* Ownership is less than 1% of the class.

** Mr. LaBeau retired as MBT's Chief Executive Officer on April 2, 2004 and is no longer a director.

----------
(1) Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported.

(2) Includes 23,666 shares subject to options, which are presently exercisable.

(3)   Includes 2,779 shares subject to shared voting and investment power.

(4) Includes 10,724 shares subject to shared voting and investment power and 3,407 shares subject to options, which are presently exercisable.

(5) Includes 166 shares subject to shared voting and investment power and 25,733 shares subject to options, which are presently exercisable.

(6) Includes 277 shares subject to shared voting and investment power, 3,407 shares subject to options, which are presently exercisable, and 44,000 shares held in trusts for which the director, as co-trustee, has shared voting and investment power.

(7)   Includes 3,407 shares subject to options, which are presently exercisable.

(8)   Includes 28,861 shares subject to shared voting and investment power.

(9) Includes 7,270 shares subject to shared voting and investment power and 32,767 shares subject to options, which are presently exercisable.

(10) Includes 12,500 shares subject to options, which are presently exercisable.

(11)  Includes 52,774 shares subject shared voting and investment power.

(12) Includes 3,010 shares subject to shared voting and investment power and 5,834 shares subject to options, which are presently exercisable.

(13) Includes 5,070 shares subject to shared voting and investment power and 3,093 shares subject to options, which are presently exercisable.

      As of March 15, 2005, no person was known by the Corporation to be the beneficial owner of more than 5% of the outstanding common shares of the Corporation, except as follows:

  NAME AND ADDRESS OF
   BENEFICIAL OWNER                                  COMMON SHARES OWNED              PERCENT OF CLASS
Monroe Bank & Trust
102 East Front Street
Monroe, Michigan 48161                                  2,534,356 (1)                       14.5%

John F. Weaver
305 West Elm Avenue
Monroe, Michigan 48162                                    900,000                            5.1%

(1) These shares are held in various fiduciary capacities in the ordinary course of business under numerous relationships by the trust department of Monroe Bank & Trust. As fiduciary, Monroe Bank & Trust has sole power to dispose of 2,069,593 of these shares, shared power to dispose of 464,763 of these shares, sole power to vote 756,672 of these shares and shared power to vote 70,548 of these shares.

                              ELECTION OF DIRECTORS

      The number of directors of the Corporation has been fixed at nine. At the Annual Meeting, nine directors will be elected to a one-year term, to hold office until the annual meeting of shareholders in 2006, or until their successors shall be duly elected.

      The nominees for election at the Annual Meeting are Peter H. Carlton, H. Douglas Chaffin, Joseph S. Daly, Thomas M. Huner, Rocque E. Lipford, William D. McIntyre, Jr., Michael J. Miller, Philip P. Swy, and Karen M. Wilson, each of whom is currently a director of the Corporation. After twelve years of service, Richard A. Sieb will be retiring effective with our 2005 Annual Meeting in accordance with our Corporate Governance Guidelines regarding age limits for dDirectors. Mr. Sieb has generously given of his time and provided valuable years of service as a director to MBT and Monroe Bank & Trust.

      The Board of Directors has determined that all current Directors and nominees have met the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards, with the exception of Mr. Chaffin, our Chief Executive Officer. Directors deemed independent by the Board of Directors are Peter H. Carlton, Joseph S. Daly, Thomas M. Huner, Rocque E. Lipford, William D. McIntyre, Jr., Michael J. Miller, Richard A. Sieb, Philip P. Swy and Karen M. Wilson.

      The Governance Committee of the Board of Directors selects nominees for the Board of Directors who are subsequently authorized by the full Board for submission for approval by stockholders. The Governance Committee has the responsibility to actively seek individuals qualified to become members of the board of directors. The Governance Committee is empowered to engage a third party search firm to assist it in identifying qualified candidates but to date has determined that such assistance has not been required.

      MBT's Corporate Governance Guidelines & Directors' Policy and Code of Ethics set forth the following criteria for Directors: independence; honesty and integrity; willingness to devote sufficient time to fulfilling duties as a Director; particular experience, skills or expertise relevant to the Corporation's business and ties to MBT geographic markets. MBT's Corporate Governance Guidelines provide that shareholders may submit names to the Governance Committee for consideration as director nominees. The procedures to be followed by shareholders are set forth in this Proxy Statement under the caption: "Shareholder Nominations, Proposals and Communications - Shareholder Nominations."

      The Governance Committee reviews the performance of incumbent directors. The Governance Committee seeks characteristics in proposed nominees to the Board of Directors that will complement or expand those of the existing members and which are particularly relevant to competitive and other issues anticipated by the Company and its subsidiaries.

      Neither the Board nor the Governance Committee has implemented a formal policy regarding director attendance at the Annual Meeting. Typically, the Board holds its annual organizational meeting directly following the Annual Meeting, which results in most directors being able to attend the Annual Meeting. In 2004, all Directors attended the Annual Meeting.

NOMINEES

      We have set forth below information about the nominees for election to MBT's Board of Directors.

                                                                                 POSITIONS AND
                                         PRINCIPAL OCCUPATION FOR PAST FIVE    OFFICES HELD WITH    DIRECTOR
NAME                            AGE                   YEARS                          MBT             SINCE
Peter H. Carlton                 56     Member, Cooley, Hehl, Wohlgamuth &         Director           2004
                                        Carlton, PLLC, a Certified Public
                                        Accounting firm

H. Douglas Chaffin (1)           49     President and Chief Executive          President, Chief       2004
                                        Officer (2004); President and Chief    Executive Officer
                                        Operating Officer (2003-2004),          and a Director
                                        Executive Vice President, Senior
                                        Lending Manager (2001-2002).

Joseph S. Daly                   45     President and General Counsel, Daly        Director           2003
                                        Merritt Insurance and President and
                                        General Counsel, Daly Merritt
                                        Properties, Inc., an investment
                                        real estate company.

Thomas M. Huner                  55     General Partner, Thomas M. Huner           Director           2000
                                        Builders, a home building company.

Rocque E. Lipford                66     Attorney and Senior Principal,             Director           1981
                                        Miller, Canfield, Paddock and
                                        Stone, P.L.C.; Director, La-Z-Boy
                                        Inc.

William D. McIntyre, Jr.         69     Chairman and Chief Executive            Chairman of the       1971
                                        Officer (2003-2004), President and     Board of Directors
                                        Chief Executive Officer
                                        (2000-2003), Allegra Network, LLC,
                                        a franchisor of printing
                                        businesses; President & Chief
                                        Executive Officer, American Speedy
                                        Printing Centers, Inc., a printing
                                        shop franchisor (2000).

Michael J. Miller                56     Chief Executive Officer, Floral            Director           2000
                                        City Beverage, Inc., a wholesale
                                        beer distributor.

Philip P. Swy                    51     President, Michigan Tube Swagers &         Director           1997
                                        Fabricators, Inc., a hospitality
                                        table and chair manufacturer
                                        marketing as MTS Seating.

Karen M. Wilson                  60     Chairman and Chief Executive               Director           2005
                                        Officer, Central Distributors of
                                        Beer, Inc., a wholesale beer
                                        distributor

      (1) Mr. Chaffin became employed with MBT on July 30, 2001. Prior to such time he was Senior Vice President and City Executive for Huntington National Bank.

      There were no agreements or understandings pursuant to which any of the persons listed above was selected as a director.

      The Board of Directors of MBT met fifteen times in 2004. In 2004, each director attended at least 75% of the combined total of meetings of the Board of Directors and meetings of each committee on which such director served.

                             COMMITTEES OF THE BOARD

      The Board of Directors of MBT has established standing Audit, Compensation and Governance committees, with membership noted:

   AUDIT COMMITTEE. (Mr. Swy, Chair, and Messrs. Carlton, McIntyre and Miller.)

      The Audit Committee met twelve times during 2004. The Audit Committee serves in a multiple capacity as the Audit Committee of the Corporation and its subsidiaries Monroe Bank & Trust and MBT Credit Company, Inc. The functions of this Committee include the engagement of independent auditors, reviewing with those independent auditors the plans and results of the audit engagement of the Corporation, approving the annual audit plan and reviewing the results of the procedures for internal auditing, reviewing the independence of the independent auditors, reviewing the Corporation's financial results and Securities and Exchange Commission filings, reviewing the effectiveness of the Corporation's internal controls and similar functions and approving all auditing and non-auditing services performed by its independent auditors. The Board of Directors has adopted a written charter for the Audit Committee, which may be found on the Corporation's website at www.mbandt.com. All members of the Audit Committee meet the independence standards of Rule 4200(a)(15) and the audit committee qualifications of Rule 4350(d)(2) of the National Association of Securities Dealers listing standards. The Board of Directors has determined that Peter H. Carlton is an audit committee financial expert and is independent as described in the preceding sentence. The report of the Audit Committee with respect to 2004 appears under the caption "Audit Committee Report."

   COMPENSATION COMMITTEE. (Mr. Huner, Chair, and Messrs. Sieb, and Swy.)

      The Compensation Committee met three times during 2004. The Compensation Committee is responsible for the oversight and administration of the compensation and benefit plans of the Corporation. Director and executive officer and senior management's compensation are determined by this Committee of the Board of Directors with comparative data provided by an independent compensation consultant. The Board of Directors has adopted a Compensation Committee Charter which may be found on the Corporation's website at www.mbandt.com. The Board has determined that each member of the Compensation Committee meets the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers as required under the MBT Corporate Governance Guidelines & Directors' Policy. The report of the Compensation Committee with respect to 2004 compensation appears under the caption "Compensation Committee Report on Executive Compensation."

   GOVERNANCE COMMITTEE. (Mr. McIntyre, Chair, and Messrs. Lipford, Sieb and
Swy.)

      The Governance Committee met four times in 2004. The Governance Committee of MBT serves as the nominating committee of the Board. The Governance Committee provides reports and makes recommendations to the Board of Directors on matters such as nominees for director, the duties of directors, director qualifications, Board structure, Board functions, Board committee structure and responsibilities and general policies. The Board of Directors has adopted a Governance Committee Charter which may be found on the Corporation's website at www.mbandt.com.

      The Board has fixed the number of directors for the term beginning at this year's Annual Meeting at nine and has nominated nine individuals for election as director.

                             AUDIT COMMITTEE REPORT

      The Audit Committee oversees MBT's financial reporting process on behalf of the Board of Directors. The Committee is composed of four directors, each of whom is independent as defined by the Nasdaq listing standards and operates under a written charter adopted by the Board of Directors which is available on MBT's website at www.mbandt.com. The Committee retains MBT's independent accountants.

      Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

      The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of MBT's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61). In addition, the Committee has discussed with the independent auditors the auditors' independence from management and MBT, including the matters in the written disclosures required by the Independence Standards Board (including Independence Standards Board Standard No. 1), and considered the compatibility of nonaudit services with the auditors' independence.

      The Committee discussed with MBT's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of MBT's internal control, and the overall quality of MBT's financial reporting.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Philip P. Swy, Chair
Peter H. Carlton
William D. McIntyre, Jr.
Michael J. Miller

                         PRINCIPAL ACCOUNTING FIRM FEES

      The following table sets forth the aggregate fees billed to MBT for the fiscal years ended December 31, 2004 and December 31, 2003 by Plante & Moran, PLLC, MBT's principal accounting firm.

                                2004                2003
                            --------------      -------------
Audit Fees                  $   100,405         $   93,300
Audit-Related Fees               62,202 (a)         71,450 (a)
Tax Fees                          8,560 (b)         13,200 (b)
All Other Fees                   42,650 (c)         10,850 (c)
                            -----------         ----------
                            $   213,817         $  188,800
                            ===========         ==========

(a) Includes fees for services related to information technology external testing, subsidiary company audits, Statement on Auditing Standards No. 70 and trust compliance.

(b)   Includes fees for services related to tax compliance and tax planning.

(c) Includes fees for regulatory compliance review and miscellaneous consultations.

      The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by its independent auditors, except as described below.

      The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and will review such guidelines with the Board of Directors. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair whose action shall be considered to be that of the entire Committee. Pre-approval shall not be required for the provision of non-audit services if
(1) the aggregate amount of all such non-audit services constitutes no more than 5% of the total amount of revenues paid by the Corporation to the auditors during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Corporation at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided pursuant to these exceptions.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

      GENERAL. The following information relates to compensation of management for the years ended December 31, 2004, 2003, and 2002, unless otherwise noted below. This information includes compensation of management by the Corporation's subsidiaries.

      EXECUTIVE COMPENSATION. The following table sets forth the annual and long-term compensation for MBT's Chief Executive Officer, MBT's former Chief Executive Officer who retired April 2, 2004 and the four other highest paid executive officers, as well as the total compensation paid to each individual during the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                                      AWARDS
                                                                                   ------------
                                                       ANNUAL COMPENSATION          SECURITIES        ALL OTHER
                                                 -------------------------------    UNDERLYING       COMPENSATION
          NAME AND PRINCIPAL POSITION            YEAR      SALARY ($)  BONUS ($)    OPTIONS (#)         ($) (A)
---------------------------------------------    ----      ---------   ---------   ------------      ------------
H. Douglas Chaffin...........................    2004      $ 214,635   $ 156,589       20,000        $     25,139
   President and Chief Executive Officer         2003        159,000      29,765       20,000               9,983
                                                 2002        133,700      67,398       19,000               8,602

Thomas G. Myers..............................    2004      $ 122,400   $  47,709       12,500        $     12,626
   Executive Vice President                      2003        105,888      16,519       12,500               4,323
   Chief Lending Manager                         2002         83,966      63,538       12,500               2,000

James E. Morr................................    2004      $ 122,100   $  47,592       12,500        $     19,303
   Executive Vice President                      2003        110,400      17,222       12,500              14,248
   Senior Trust Officer and General Counsel      2002        106,700      44,823       13,500              14,072

Donald M. Lieto..............................    2004      $ 110,600   $  43,121       11,000        $     11,425
   Executive Vice President                      2003         92,808      14,478       11,000              11,487
   Senior Administration Manager                 2002         85,100      28,599       10,000               9,944

John L. Skibski..............................    2004      $ 108,200   $  42,188       11,000        $     11,003
   Executive Vice President                      2003         91,615      14,412        3,500               9,219
   Chief Financial Officer                       2002         70,000      17,763        3,000               7,037

Ronald D. LaBeau.............................    2004      $  66,365   $       0            0        $     11,066
   Former Chairman and Chief Executive           2003        238,000      66,830       36,000              29,464
   Officer, retired April 2, 2004                2002        230,000     173,193       47,000              27,891

(A) The amounts shown in this column for the most recently completed fiscal year were derived from the following: (1) contributions by Monroe Bank & Trust to the MBT Retirement Plan: Mr. Chaffin, $20,513; Mr. Myers, $12,240; Mr. Morr, $18,204; Mr. Lieto, $11,060; Mr. Skibski $10,820; and
      Mr. LaBeau $10,050, and (2) the economic benefit of life insurance coverage provided for the executive officers: for the benefit of Mr. Chaffin, $4,626; for the benefit of Mr. Myers, $386; for the benefit of Mr. Morr, $1,099; for the benefit of Mr. Lieto, $365; for the benefit of Mr. Skibski, $183 and for the benefit of Mr. LaBeau, $1,016.

      OPTION GRANTS TABLE. The following table presents information about stock options granted during 2004 to the named executive officers. The Compensation Committee did not award stock options to Mr. LaBeau in 2004 given his planned April 2004 retirement.

                                             OPTION GRANTS IN LAST FISCAL YEAR
                                                       INDIVIDUAL GRANTS
                       -----------------------------------------------------------------------------------
                          NUMBER OF       PERCENT OF
                         SECURITIES      TOTAL OPTIONS
                         UNDERLYING       GRANTED TO       EXERCISE OR
                           OPTIONS       EMPLOYEES IN         BASE          EXPIRATION        GRANT DATE
      NAME             GRANTED (#)(1)     FISCAL YEAR      PRICE($/SH)         DATE        PRESENT VALUE(2)
-------------------    -------------     -------------     ------------   ---------------  ---------------
H. Douglas Chaffin         20,000           12.42%           $  16.69     January 2, 2014    $    76,800
Thomas G. Myers            12,500            7.76%           $  16.69     January 2, 2014    $    48,000
James E. Morr              12,500            7.76%           $  16.69     January 2, 2014    $    48,000
Donald M. Lieto            11,000            6.83%           $  16.69     January 2, 2014    $    42,240
John L. Skibski            11,000            6.83%           $  16.69     January 2, 2014    $    42,240

(1) All options are nonqualified stock options which vest ratably over a three-year period commencing December 31, 2004. All options have an exercise price equal to the fair market value on the date of grant. The terms of MBT's Long-Term Incentive Compensation Plan provide that all options become exercisable in full in the event of a change in control as defined in the Long-Term Incentive Compensation Plan, or the death or disability of the option holder.

(2) The option value was calculated to be $3.84 per share using the Black-Scholes stock option pricing model. In making this calculation, it was assumed that the average exercise period was 7 years, the volatility rate was 25.3%, the risk-free rate of return was 3.8%, and the dividend yield was 2.0%.

      OPTION EXERCISES AND YEAR-END VALUE TABLE. The following table presents information about stock options exercised during 2004 and unexercised stock options at December 31, 2004 for the six named executive officers.

                    OPTION EXERCISES AND YEAR-END VALUE TABLE

      AGGREGATED OPTION EXERCISES IN 2004 AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                                     OPTIONS            IN-THE-MONEY OPTIONS AT
                                                              DECEMBER 31, 2004(#)       DECEMBER 31, 2004($)
                               SHARES ACQUIRED     VALUE    -------------------------  -------------------------
         NAME                    ON EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
----------------------         ---------------   --------   -------------------------  -------------------------
H. Douglas Chaffin                 12,167        $ 86,142         25,666/19,667           $   231,072/$151,515
Thomas G. Myers                         0        $      0         12,500/12,500           $    111,332/$96,793
James E. Morr                       9,000        $ 58,275         32,767/12,833           $   215,966/$100,146
Donald M. Lieto                    10,000        $ 57,966         25,733/10,667           $    168,322/$81,825
John L. Skibski                     3,166        $ 19,121           5,834/8,500           $     45,301/$60,003
Ronald D. LaBeau                   81,999        $295,529         43,334/39,667           $   384,310/$315,687

      LONG-TERM INCENTIVE COMPENSATION PLAN. MBT and its shareholders have adopted the Long-Term Incentive Compensation Plan. A total of 1,000,000 shares have been reserved for issuance under the Long-Term Incentive Compensation Plan, subject to adjustment if MBT's capitalization changes as a result of a stock split, stock dividend, recapitalization, merger or similar event. The plan provides for the award of stock options, stock or restricted stock to any MBT or Monroe Bank & Trust directors, officers, other key employees and consultants designated by a committee of MBT's Board consisting of outside directors, which administers the plan. The committee's authority includes the power to (a) determine who will receive awards under the plan, (b) establish the terms and conditions of awards and the schedule on which options become exercisable (or other awards vest), subject to the terms of the Plan, (c) determine the amount and form of awards, (d) interpret the plan and terms of awards, and (e) adopt rules for administration of the plan. The only awards made under the plan to date are awards of stock options.

      Stock options awarded under the plan have terms of up to 10 years and may be "incentive" or nonqualified stock options, meaning stock options that do not qualify under Section 422 of the Internal Revenue Code for the special tax treatment available for qualified, or "incentive," stock options. Nonqualified stock options may be granted to any eligible plan participant, but incentive stock options may be granted solely to employees of MBT or Monroe Bank & Trust. All stock option awards made to date are nonqualified stock options. The exercise price of incentive stock options may not be less than the fair market value of MBT's common stock on the date of grant, which under the terms of the plan means the average of the bid and asked prices or the fair market value determined by MBT's Board if bid and asked prices are not available. The plan does not require that the exercise price of nonqualified stock options be at least equal to the fair market value on the grant date, but the exercise price of awards made to date is the fair market value on the date of grant.

      An option holder whose service terminates generally has one year after termination within which he may exercise options, forfeiting any options not exercised by the end of one year from termination. An option holder whose service is terminated for cause forfeits all unexercised stock options.

      SALARY CONTINUATION AGREEMENTS. Monroe Bank & Trust entered into a Salary Continuation Agreement with Mr. LaBeau on December 27, 2000, which provides that Monroe Bank & Trust will pay an annual salary continuation benefit to Mr. LaBeau or his designated beneficiaries after his retirement. Mr. LaBeau took early retirement on April 2, 2004. Under the terms of his Salary Continuation Agreement, he will receive an annual benefit of $57,977, payable commencing upon his reaching age 65 on December 12, 2009, for a period of ten years.

      The Bank entered into a Salary Continuation Agreement with H. Douglas Chaffin, President and Chief Executive Officer of the Bank, on July 1, 2003. This agreement provides that the Bank will pay an annual salary continuation benefit of 65% of his final annual salary, reduced by 50% of his Social Security benefit, his normal pension benefit, and benefits payable attributable to the portion of the Bank's Section 401(k) plan arising from employer contributions, to Mr. Chaffin or his designated beneficiaries for 10 years after his retirement on or after reaching the normal retirement age of 65.

      CHANGE OF CONTROL AGREEMENT. MBT has entered into a Change in Control Agreement with Mr. Chaffin. The terms of the agreement provide that in the event of a sale, merger or similar transaction of MBT in which MBT is not the surviving corporation, Mr. Chaffin is entitled a severance payment equal to his annual compensation, which is defined to include his then current Salary plus his previous year's cash bonus. The severance payment is payable in the event of his involuntary termination of employment within two years of the Change in Control or his voluntary termination during the period beginning six months following the Change in Control and ending nine months after the Change in Control. In addition, Mr. Chaffin is entitled under the terms of the Agreement to receive certain health, disability, dental, life insurance and other benefits for a one-year period following a Change in Control. The agreement provides for the reimbursement of certain excise taxes imposed upon payments received by Mr. Chaffin, which are deemed "excess parachute" payments under the provisions of
Section 280G of the Internal Revenue Code.

      BANK OWNED LIFE INSURANCE. MBT has split-dollar life insurance agreements with its directors and executive officers. The economic benefit (the imputed income amount of this insurance) for the year 2004 to MBT's Chief Executive Officer, former Chief Executive Officer and its other four highest paid executive officers is included in the amounts for each of these executive officers set forth in the Summary Compensation Table under the column "All Other Compensation." The economic benefit (the imputed income amount of this insurance) for the year 2004 to each director other than Mr. Chaffin is as follows: Mr. Daly, $766; Mr. Huner, $747; Mr. Lipford, $3,237; Mr. McIntyre, $4,360; Mr. Miller, $774; Mr. Sieb, $6,750; and Mr. Swy, $669. Mr. Carlton and Ms. Wilson did not have life insurance benefits during 2004.

      The insurance policies provide death benefits to the executive's beneficiaries of (a) twice the executive's current annual salary at the time of death, less $50,000, if he dies before retirement or, (b) the executive's annual salary at the time his employment terminated if he dies after retirement or if his employment has been terminated due to disability.

      The directors' death benefits under the policy provided for them, which also covers Mr. LaBeau, are $500,000 for director service of less than 3 years, $600,000 for service up to 5 years, $750,000 for service up to 10 years, and $1,000,000 for director service of 10 years or more.

                              DIRECTOR COMPENSATION

      Directors of MBT other than Mr. Chaffin are compensated for all services as a director in the following manner: eligible directors receive $800 per board meeting attended and are entitled to receive a quarterly retainer fee of $2,500, except for the

Chairman of the Board who is entitled to receive a quarterly retainer fee of $5,000 and the Chairman of the Audit Committee who is entitled to receive a quarterly retainer fee of $3,750. The members of the Audit, Compensation, Nominating/Governance, Trust, and Loan Review Committees receive $700 per committee meeting attended. The Chairs of these committees receive $1,050 for each meeting at which they act as Chair. As an employee, Mr. Chaffin does not receive any compensation for his service as a director.

      Directors receive life insurance benefits as explained above under the caption, "Bank Owned Life Insurance."

      MBT has established the MBT Director Compensation Plan (the "Director Plan.") Under the terms of the Director Plan, non-employee directors may elect each year to have their quarterly cash retainer paid in any combination of the following: (i) cash paid on a quarterly basis; (ii) a deferred cash payment pursuant to the Director Plan; (iii) deferred payment in MBT stock; (iv) MBT stock; and (v) MBT stock options valued using the Black-Scholes stock option pricing model. Non-employee directors may elect each year to have their meeting fees paid in any of the foregoing except MBT options. Amounts deferred are paid either in a lump sum at termination of service as a director, over a 2-5 year period specified by the director following termination of service, or a specified date indicated in the director's initial election. Options granted and MBT stock issued to directors in connection with the Director Plan are made pursuant to, and are subject to all of the terms of, the MBT Long-Term Incentive Compensation Plan.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      OVERVIEW AND PHILOSOPHY. The Board of Directors of MBT has established a Compensation Committee comprised entirely of independent Directors as determined by the MBT Corporate Governance Guidelines & Directors' Policy. The Compensation Committee is responsible for developing and making recommendations to the Board with respect to MBT's executive compensation policies. There are no interlocking relationships involving any members of the Compensation Committee.

      Pursuant to authority delegated by the Board, the Compensation Committee determines annually the compensation to be paid to the Chief Executive Officer and senior management. The Chief Executive Officer does not participate in any discussions regarding his own compensation.

      The Compensation Committee has available to it an outside compensation consultant, and has worked with the consultant to gather comparative compensation data from independent sources and to develop a strategy which links pay to performance.

      The objectives of MBT's executive compensation program are to:

      -     Support the achievement of desired goals of MBT.

      - Provide compensation that will attract and retain superior talent and reward performance.

      - Align the executive officers' interests with those of shareholders by placing a significant portion of pay at risk with payout dependent upon corporate performance, both on a short-term and long-term basis.

      The executive compensation program provides an overall level of compensation opportunity that is competitive within the banking industry. Actual compensation levels may be greater or less than average competitive levels in surveyed companies based upon annual and long-term MBT performance. The Compensation Committee also uses its discretion to set executive compensation based upon individual performance.

      COMPENSATION MATTERS IN 2004. In April 2004, Ronald D. LaBeau retired as our Chief Executive Officer and the Board of Directors elected H. Douglas Chaffin to succeed him. As a consequence of Mr. LaBeau's planned retirement, the Compensation Committee did not provide for any cash incentive compensation for Mr. LaBeau in 2004 nor award stock options to him in 2004. Mr. LaBeau's salary for 2004 reported under the "Summary Compensation Table" in this Proxy Statement reflects his service as our Chief Executive Officer during 2004 to his April 2, 2004 retirement. The Compensation Committee increased Mr. Chaffin's annual base salary from $186,500 to $225,000, effective with his April 2, 2004 promotion to Chief Executive Officer to compensate him for his increased responsibilities and duties, and his 2004 salary reported under the "Summary Compensation Table" in this Proxy Statement reflects that increase. The Compensation Committee also increased the level of bonus that Mr. Chaffin would receive for MBT's 2004 performance to reflect his additional responsibilities and duties. During 2004 the Compensation Committee also increased the levels of base salary of the other executive officers. The increases in base salary were based upon an analysis of compensation levels for management performing similar functions at other banking companies of similar size, operations and financial performance, and also took individual performance into account.

      The performance of MBT for the purpose of determining the annual cash bonuses to be paid to employees, including the Chief Executive Officer and other Executive Officers, was based on net operating income for the year 2004.

      EXECUTIVE OFFICER COMPENSATION PROGRAM. MBT's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various benefits.

      BASE SALARY. Base salary levels for MBT's executive officers are set relative to companies in the banking industry of similar size and complexity of operations, as described above. In determining salaries, the Compensation Committee also takes into account individual experience and performance, MBT performance and specific issues particular to MBT.

      ANNUAL INCENTIVE COMPENSATION. The Monroe Bank & Trust Annual Incentive Plan is MBT's annual incentive program for all officers, including Executive Officers. The purpose of the plan is to provide direct financial incentives in the form of an annual cash bonus to executives to achieve MBT's annual goals. For 2004, the Compensation Committee recommended and the Board of Directors selected net operating income as the measurement of the Corporation's performance, with threshold and target goals set for determining cash bonus opportunities for all officers, including Executive Officers. The amount distributed to each participant in the Annual Incentive Plan is based on his or her base salary and is weighted to reflect each participant's ability to affect the performance of the Corporation, with the Chief Executive Officer having the largest weighting. For net operating income in excess of the target goal set, each participant receives a ratable increase in his or her cash bonus and a ratable decrease in bonus in the case of net operating income below the target goal. MBT met its threshold goal but did not meet its target goal for net operating income in 2004.

      LONG-TERM INCENTIVES. Stock options awarded under the Long-Term Incentive Compensation Plan constitute MBT's long-term incentive plan for executive officers. The objectives of the stock option awards are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a long-term stock ownership position in MBT's common shares.

      The Long-Term Incentive Compensation Plan authorizes a committee of outside directors to award stock options and other stock compensation to key executives. Awards are made at levels considered to be competitive within the banking industry.

      BENEFITS. MBT provides medical and other employee benefits to its executive officers that are generally available to all fulltime MBT employees.

      CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Chaffin became Chief Executive Officer April 2, 2004. His annual base salary of $186,500 was increased to $225,000, effective April 2, 2004, based upon the recommendation of an outside compensation consultant arising from its survey of other banking companies, as described above. Mr. LaBeau's annual base salary was increased from $238,000 to $246,500 on January 1, 2004.

      In respect to the limits on deductibility for federal income tax purposes of compensation paid an executive officer in excess of $1 million, MBT intends to strive to structure components of its executive compensation to achieve maximum deductibility, while at the same time considering the goals of its executive compensation philosophy.

      MEMBERSHIP OF THE COMPENSATION COMMITTEE. MBT Financial Corp. directors serving on the Compensation Committee are named below:

                 Thomas M. Huner, Chair
                 Richard A. Sieb
                 Philip P. Swy

                      COMPENSATION COMMITTEE INTERLOCKS AND
                 INSIDER PARTICIPATION IN COMPENSATION DECISIONS

      In 2004 the Compensation Committee members were Thomas M. Huner, Chair, Richard A. Sieb, and Philip P. Swy. Connie S. Cape and Gerald L. Kiser also served on the Compensation Committee until their resignations from the board on November 18, 2004 and January 27, 2005, respectively. No executive officer of the Company serves on any board of directors or compensation committee of any entity that compensates any member of the Compensation Committee. The Regulations of the Securities and Exchange Commission require the disclosure of any related party transactions with members of the Compensation Committee. During the past year, certain directors and officers, including members of the Compensation Committee, and one or more of their associates may have been customers of and had business transactions with Monroe Bank & Trust. All loans included in such transactions were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features. It is expected that similar transactions will occur in the future. Mr. Chaffin, Chief Executive Officer of the Corporation, does not participate in any discussions or decisions regarding his own compensation.

                         MBT FINANCIAL CORP. PERFORMANCE

      The following graph shows a comparison of cumulative total shareholder returns for the Corporation, the Nasdaq Composite Index and the Nasdaq Bank Index for the five-year period ended December 31, 2004. The total shareholder return assumes a $100 investment in the common stock of the Corporation, and each index on December 31, 1999 and that all dividends were reinvested.

                               [PERFORMANCE GRAPH]

      The graph shown above is based on the following data points at December 31 of each year:


                                              1999         2000          2001          2002          2003          2004
                                            -------       -------       -------       -------       -------      --------
MBT Financial Corp.                         $100.00       $ 63.07       $ 67.68       $ 68.30       $ 88.07      $ 127.29
Nasdaq Composite Index                      $100.00       $ 60.71       $ 47.93       $ 32.82       $ 49.23      $  53.46
Nasdaq Bank Index                           $100.00       $114.67       $126.23       $131.93       $171.42      $ 190.26

                              CERTAIN TRANSACTIONS

      Directors and executive officers of MBT and their associates were customers of, or had transactions with, Monroe Bank & Trust in the ordinary course of business during 2004. We expect additional transactions to take place in the future. All outstanding loans to directors and executive officers and their associates, commitments and sales, purchases and placements of investment securities and other financial instruments included in such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral where applicable, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features. In addition, Monroe Bank & Trust, pursuant to the terms of a lease entered into on October 15, 2002, paid D-M Company $64,899 in 2004, and over the ten year term of the lease, payments will total $739,094 as lease payments for the branch located at 2517 Fort Street, Wyandotte, Michigan. Mr. Daly is an officer of D-M Company. The lease agreement was entered into prior to Mr. Daly becoming a director, and management believes the lease between the Bank and D-M Company was made on an arms-length basis. Monroe Bank & Trust also paid NC, Inc. owned by Nicholas J. Carlton, Peter H. Carlton's brother, $175,735 in 2004 for janitorial services at its branch offices. We anticipate paying NC, Inc. a comparable amount for these same services in 2005. Monroe Bank & Trust has used NC, Inc. for janitorial services for several years, beginning prior to Peter H. Carlton's service as our director. We believe the terms, including price, on which NC, Inc.'s services are provided are competitive and reflect an arms-length transaction. Peter H. Carlton has no interest in NC, Inc. and receives no benefits from the Bank's use of its services. Mr. Lipford is a senior principal in the law firm of Miller, Canfield, Paddock & Stone, P.L.C., which provides legal services to MBT and Monroe Bank & Trust.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16 of the Securities Exchange Act of 1934 requires MBT Financial Corp.'s executive officers, directors and more than ten percent shareholders ("Insiders") to file with the Securities and Exchange Commission and MBT Financial Corp. reports of their ownership of MBT Financial Corp. securities. Based upon written representations and copies of reports furnished to MBT Financial Corp. by Insiders, all Section 16 reporting requirements applicable to Insiders during 2004 were satisfied on a timely basis.

              SHAREHOLDER NOMINATIONS, PROPOSALS AND COMMUNICATIONS

SHAREHOLDER NOMINATIONS

      Under MBT's Corporate Governance Guidelines and Directors' Policy, the Governance Committee of the Board will consider recommendations for nominations received by shareholders in accordance with the Corporation's Bylaws. Shareholder recommendations for nomination should be submitted in writing to the Corporation at its principal office in Monroe, Michigan, and must include the shareholder's name, address, and the number of shares of the Corporation owned by the shareholder. In considering recommendations the Governance Committee does not distinguish between shareholder recommendations and those made by directors.

      The recommendation should also include the name, age, business address, residence address, principal occupation of and number of shares of the Corporation owned by the recommended candidate for nomination. Shareholder recommendations must also include the information that would be required to be disclosed in the solicitation of proxies for the election of directors under federal securities laws, including the candidate's consent to be elected and to serve. The Corporation may also require any nominee to furnish additional information regarding the eligibility and qualifications of the recommended candidate.

      The Corporation's Bylaws establish advance notice procedures as to the nomination, other than by the Board of Directors, of candidates for election as directors. In order to make a director nomination, it is necessary that you notify the Secretary of the Corporation no fewer than 30 days in advance of next year's Annual Meeting unless the Corporation gives you less than 40 days notice or prior public disclosure of the Annual Meeting and then notice of nominations must be given no later than the tenth day after notice of the Annual Meeting is mailed to shareholders or public disclosure of the meeting is made, but in no event may a nomination be received by the Secretary of the Corporation less than seven days prior to the Annual Meeting. Notice of nominations of directors must also meet all other requirements contained in the Corporation's Bylaws. You may obtain the Bylaws by written request to the Corporation's Secretary at our principal executive offices.

SHAREHOLDER PROPOSALS

      To be considered eligible for inclusion in the Corporation's Proxy Statement for the 2006 Annual Meeting of Shareholders, a proposal must be made by a qualified shareholder and received by the Corporation at its principal office in Monroe, Michigan, not later than December 2, 2005. Any shareholder who intends to propose any other matter to be acted upon at the 2006 Annual Meeting of Shareholders must inform the Corporation not less than thirty days prior to the meeting; provided, however, that if less than forty days' notice or prior public disclosure of the date of the meeting is given to shareholders, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. If notice is not provided by that date, the persons named in the Corporation's proxy for the 2006 Annual Meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the Proxy Statement for the 2006 Annual Meeting. Shareholder proposals should be directed to Mr. Herbert J. Lock, Secretary, MBT Financial Corp., 102 East Front Street, Monroe, Michigan 48161.

SHAREHOLDER COMMUNICATIONS

      Shareholders of the Corporation may send communications to the Board of Directors through the Corporation's office of Corporate Secretary, MBT Financial Corp., Inc., 102 E. Front Street, Monroe, Michigan 48161. Communications sent by qualified shareholders for proper, non-commercial purposes will be transmitted to the Board of Directors or the appropriate committee, as soon as practicable.

                              SELECTION OF AUDITORS

      The Audit Committee has retained Plante & Moran, PLLC as MBT's independent registered public accounting firm for 2005. Representatives of Plante & Moran, PLLC will be in attendance at the Annual Meeting of Shareholders, and such representatives will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                                 OTHER BUSINESS

      Management is not aware of any other matter which may be presented for action at the meeting other than the matters set forth herein. Should any matter other than those set forth herein be presented for a vote of the shareholders, the proxy in the enclosed form directs the persons voting such proxy to vote in accordance with their judgment.

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY FORM AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

                          PROXY FOR MBT FINANCIAL CORP.
                          SHAREHOLDERS' ANNUAL MEETING

KNOW ALL MEN BY THESE PRESENTS, That I, the undersigned holder of __________ common shares of MBT Financial Corp. do hereby constitute and appoint with the full power of substitution, H. Douglas Chaffin, James E. Morr, and John L. Skibski my true and lawful attorneys and proxies, and each of them my true and lawful attorney and proxy, to attend the annual meeting of shareholders of MBT Financial Corp. to be held at the Meyer Theater at the La-Z-Boy Center at the Monroe County Community College, 1555 S. Raisinville Road, Monroe, Michigan 48161, on Thursday, May 5, 2005 at 10:00 o'clock A.M., or at any adjournment thereof, and at such meeting or any adjournment thereof, to vote the shares of stock of MBT Financial Corp. standing in my name with respect to the following matters.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTOR OF EACH OF THE NOMINEES LISTED BELOW.

1. ELECTION OF DIRECTORS - To elect a Board of Directors for the ensuing year.

      [ ] FOR the election as director of the nominees listed below (except as marked to the contrary below)

      [ ]   WITHHOLD AUTHORITY to vote for all nominees listed below

      (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

                  Peter H. Carlton              William D. McIntyre, Jr
                  H. Douglas Chaffin            Michael J. Miller
                  Joseph S. Daly                Philip P. Swy
                  Thomas M. Huner               Karen M. Wilson
                  Rocque E. Lipford

2. To take any action which may be necessary or proper in connection with the foregoing matters, or any other matter legally coming before the meeting, or any adjournments thereof.

I hereby give to said attorneys and proxies, and to each of them, or to any substitute or substitutes, full power and authority to do any and all acts and things which I might or could do if personally present, and hereby ratify and confirm all that said attorneys and proxies, and each of them, or their substitute or substitutes, might lawfully do or cause to be done by virtue thereof.

In their discretion, the proxies are authorized to vote in their judgment upon such other business as properly may come before the meeting or any adjournment thereof. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS

MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR ELECTION AS
DIRECTOR.

WITNESS, my hand and seal this _____________day of ______________, 2005.

___________________________________________
                                     (L.S.)

___________________________________________
                                     (L.S.)

1.    Date this Proxy.

2. Sign your name. Each shareholder must sign. If you hold your shares as a Trustee, Guardian, Custodian or otherwise, indicate such fiduciary capacity after your signature.

3. Mail this Proxy in the enclosed envelope to American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038.

4.    THIS PROXY IS REVOCABLE AND IS SOLICITED ON BEHALF OF THE BOARD OF
      DIRECTORS.